UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

281-823-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DNOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2021, NOW Inc. (the “Company”, and together with certain direct and indirect subsidiaries of the Company, the “Borrowers”) entered into an amendment (the “First Amendment”) to the existing senior secured credit facility dated as of April 30, 2018, among the Borrowers, the lenders party thereto and Wells Fargo Bank, National Association serving as the administrative agent, an issuing lender and swing lender (as amended, the “Credit Agreement”).

The First Amendment amends certain terms, provisions and covenants of the Credit Agreement, including, among other things: (i) extends the maturity date under the Credit Agreement to December 14, 2026; (ii) provides for a five-year $500 million global revolving credit facility, with potential to further increase the credit facility to $750 million; (iii) increases availability under the Credit Agreement by expanding the borrowing base definition to include certain pledged cash deposits of the Borrowers; and (iv) decreases by 0.250% the applicable rate for borrowings of base rate loans and Eurocurrency rate loans when the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) is less than or equal to 1.50 to 1.00.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the First Amendment set forth above in Item 1.01 of this Report is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On December 17, 2021, the Company issued a press release announcing entry into the First Amendment described above. A copy of the press release is furnished as Exhibit 99.1 attached hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	First Amendment to Credit Agreement, and First Amendment to US Guaranty and Security Agreement, dated as of December 14, 2021, among the Borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, an issuing lender and swing lender.

99.1	NOW Inc. press release dated December 17, 2021 announcing entry into the First Amendment.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOW INC.

Date: December 17, 2021	By:	/s/ Raymond W. Chang
Raymond W. Chang
Vice President & General Counsel